EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the registration of 1,000,000 shares of common stock for the 1987 Employee Stock Purchase Plan of Reebok International Ltd. of our reports dated February 2, 1999, with respect to the consolidated financial statements of Reebok International Ltd. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1998, and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

                                                     /s/ ERNST & YOUNG LLP
                                                     ERNST & YOUNG LLP

Boston, Massachusetts
July 26, 1999